UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2012 (July 16, 2012)

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road Phoenix, Arizona		85017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 639-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2012, the Compensation Committee of the Board of Directors of Grand Canyon Education, Inc. (the “Company”), approved the amendment and restatement of the employment agreements (as amended and restated, the “Restated Agreements”) between the Company and each of Brian E. Mueller, W. Stan Meyer, Daniel E. Bachus and Joseph N. Mildenhall, each of whom are named executive officers (the “NEOs”) of the Company.

The Restated Agreements reflect the following amendments to each of the original employment agreements:

•	The re-setting of the term of each employment agreement, such that each Restated Agreement has a four-year term beginning effective as of July 1, 2012 and ending on June 30, 2016.

•	A change in the requirement to provide notice of non-renewal of the employment agreement, from 30-days to 90-days prior to the end of the current term or any renewal term.

•	An increase to the annual base salary of each NEO by 3.5% over the annual base salary in effect immediately prior to July 1, 2012.

•

A change to the severance terms of each employment agreement, such that if the Company terminates an NEO’s employment without “cause,” or if the NEO terminates his employment for “good reason,” the NEO will be entitled to receive, in addition to the twelve (12) months of the NEO’s annual base salary then in effect on the date of termination currently provided for in the existing agreements, an additional amount equal to 100% of the NEO’s annual target bonus for the year in which such termination occurs, with the total of such amounts to be payable over 12 months in accordance with the Company’s regular payroll cycle, beginning with the first payroll date occurring on or after the 60th day following the NEO’s termination date.

•

A modification to clarify that the provision in the existing agreements that provides for the acceleration of the vesting of the next annual installment under any outstanding stock option that otherwise would have vested on the next vesting date following the NEO’s termination also applies with respect to outstanding restricted stock grants.

All of the other terms and provisions that were in effect under the NEO’s employment agreements immediately prior to the execution of the Restated Agreements will continue in effect under the respective Restated Agreements.

Copies of the original employment agreements between the Company and Messrs. Bachus, Mueller and Meyer, each dated June 25, 2008, were filed as Exhibits 10.19, 10.20, and 10.21, respectively, to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on August 13, 2008. A copy of the original employment agreement between the Company and Mr. Mildenhall, dated September 16, 2009, was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on November 4, 2009.

Copies of the Restated Agreements will be timely filed as exhibits to an upcoming periodic report in accordance with applicable rules and regulations of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: July 18, 2012	By:	/s/ Daniel E. Bachus
Daniel E. Bachus Chief Financial Officer (Principal Financial and Principal Accounting Officer)